Exhibit 10.1

SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT (this “Agreement”), dated as of December 21, 2012 (the “Execution Date”), by and among Alamo Energy Corp., a Nevada corporation (registered number 0001360334) and registered office at 10575 Katy Freeway, Suite 300,  Houston, Texas 77024,  (the “Seller”), and Northdown Energy Limited., a company registered in England (company number 7768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Buyer”).  Seller and Buyer are referred to collectively herein as the “Parties” and individually as a “Party.”  Capitalized terms not otherwise defined shall have the meanings assigned to such terms in Article X.

WITNESSETH:

WHEREAS, the Seller is the owner of the Transferred Interest and is the operator under the Licence and the JOA; and

WHEREAS, Seller desires to (i) sell and the Buyer desires to purchase the Transferred Interest; and (ii) transfer the operatorship under the Licence and the JOA to the Buyer or to such Person as the Buyer may nominate in writing to the Seller; and (iii) transfer to the Buyer, the Alamo/Aimwell Carry, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I.
SALE AND PURCHASE

Section 1.1.   Agreement to Sell and to Purchase.

(a) On the Closing Date and in each case, upon the terms and subject to the conditions set forth in this Agreement and in consideration of the Purchase Price the Seller shall:

(i)  assign, transfer and convey as legal and beneficial owner the Transferred Interest to the Buyer, and the Buyer shall purchase and accept from the Seller, the Transferred Interest, free and clear of all Encumbrances, except for (1) restrictions arising under the Licence; (2) the applicable terms and conditions of the Aimwell Agreement and (3) Encumbrances that result from the actions of the Buyer.

(ii)  transfer of the operatorship under the Licence and the JOA to the Buyer or to such Person as the Buyer may nominate in writing to the Seller; and

(iii) transfer to the Buyer, the Alamo/Aimwell Carry.

(b) The closing of the sale and purchase set forth in Section 1.1(a), being when all, but not part, of the actions and deliveries specified in Section 1.2 shall occur, (the “Closing”) shall take place at Alamo’s UK office on the date hereof or such later day as the Parties shall agree.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(c) The Buyer hereby agrees that effective simultaneously with the Closing and its acquisition of the Transferred Interest (effected, inter alia, by the execution of all of the Transaction Documents by all parties thereto), it will be bound by and subject to the terms and conditions of the Licence.

(d) The Buyer hereby agrees that effective simultaneously with the Closing and its acquisition of the Transferred Interest (effected,  inter alia, by the execution of all of the Transaction Documents by all parties thereto) the Buyer will assume and agree to pay, perform and discharge when due  the duties and liabilities of the Seller attributable to the Alamo/Aimwell Carry under the Aimwell Agreement from and after the consummation of the Closing.

Section 1.2.   Deliveries at Closing.

(a) Prior to Closing, the Parties shall take all but not part only of the following actions, and at the Closing, the Seller shall make the following deliveries to Buyer and take the following further actions:

(i) Deed of Licence Assignment.  The Deed of Licence Assignment in the form attached hereto as Exhibit A, evidencing the assignment, transfer and delivery to Buyer of the Transferred Interest, duly executed and delivered by Seller (the “Licence Assignment”).

(ii) Deed of Interest Assignment. The Deed of Interest Assignment in the form attached hereto as Exhibit B duly executed and delivered by Seller.

(iii) Novation and Amendment of Participation Agreement regarding Petroleum Exploration and Development Licence PEDL 245 dated 14 October, 2008 as amended and novated from time to time.  The Novation and Amendment of Participation Agreement regarding Petroleum Exploration Licence PEDL 245 in the form attached hereto as Exhibit C, duly executed by Seller and Aimwell (the “Novation and Amendment of Participation Agreement”).

(iv) Novation of the Joint Operating Agreement. The Novation of the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011 in the form attached hereto as Exhibit D, duly executed by Seller and Aimwell (the “JOA”).

(v) Transfer of Operatorship Agreement. The Transfer of Operatorship Agreement in the form attached hereto as Exhibit E duly executed by the Seller and Aimwell;

(vi) deliver to the Buyer (to the extent not already delivered prior to Closing) a copy of the relevant consents, approvals, confirmations or waivers, if any, referred to in the Section 5.1 and obtained by or on behalf of the Seller; and

(vii) deliver to the Buyer (to the extent not already delivered prior to Completion) a copy, certified as a true copy and in full force and effect by a director or the secretary of the Seller, of a resolution of the board of directors of the Seller authorising its entry into the transactions contemplated by this Agreement and authorising a person or persons to execute the same and the documents listed in (i) to (iv) inclusive above on behalf of the Seller.

(b) At the Closing, the Buyer shall make the following deliveries to Seller and take the following further actions:

(i)  Purchase Price.  At the Closing, the Buyer shall make payment to the Seller of the Purchase Price.

(ii)  The Deed of Licence Assignment.  The Deed of Licence Assignment duly executed and delivered by Buyer.

(iii) Deed of Interest Assignment.  The Deed of Interest Assignment duly executed and delivered by Buyer.

(iv) Novation and Amendment of Participation Agreement. The Novation and Amendment of Participation Agreement duly executed by Buyer.

(v) Novation of the Joint Operating Agreement. The Novation of the Joint Operating Agreement, duly executed by Buyer.

(vi) Transfer of Operatorship Agreement. The Transfer of Operatorship Agreement duly executed by the Buyer;

(vii) deliver to the Seller (to the extent not already delivered prior to Completion) a copy, certified as a true copy and in full force and effect by a director or the secretary of the Buyer, of a resolution of the board of directors of the Seller authorising its entry into the transactions contemplated by this Agreement and authorising a person or persons to execute the same and the documents listed in (ii) to (v) inclusive above on behalf of the Buyer.

Section 1.3.   Purchase Price.  The Purchase Price shall be One Hundred and Fifty-Six Thousand Two Hundred and Fifty Pounds Sterling (£156,250), payable to Seller as specified below (the “Purchase Price”).  The Purchase Price shall be paid at Closing by electronic transfer to the Seller in immediately available funds to the Bank Account notified in writing by the Seller to the Buyer prior to Closing.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Execution Date, and also as of the Closing Date (except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date), the Seller hereby represents and warrants to Buyer as follows:

Section 2.1.   Organization.  The Seller (i) is a corporation, duly incorporated or formed, validly existing and in good standing under the Laws of Nevada, (ii) has all requisite legal and entity power and authority to own, lease and operate the Transferred Interest and to conduct its businesses as currently owned and conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of the Transferred Interest requires it to so qualify, except with respect to circumstances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair the Seller’s ability to perform  and give effect to its obligations under this Agreement.

Section 2.2.   Validity of Agreement; Authorization.  The Seller has with respect to this Agreement on the Execution Date and on the Closing Date, full power and authority to enter into this Agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder and to comply with the terms and conditions hereunder and thereunder. The execution and delivery of this Agreement and such other Transaction Documents and the performance by the Seller of its obligations hereunder and thereunder have or will have been duly authorized by the appropriate governing body of the Seller, and no other proceedings on the part of the Seller are or will be necessary to authorize such execution, delivery and performance.

Section 2.3.   No Conflict or Violation.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is or will be a party does not and will not: (a) violate or conflict with any provision of the Organizational Documents of the Seller; (b) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation (“Law”) of any Governmental Authority binding on the Seller; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any agreements, contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument, arrangements or judgments to which the Seller or any of its Affiliates is a party or by which the Seller or any of its Affiliates is bound or affected or to which any of its stock, properties or assets is subject; (d) result in the creation or imposition of any Encumbrances, limitations or restrictions upon any of the properties or assets of the Seller; or (e) following the receipt of the consent of DECC, result in the cancellation, modification, revocation or suspension of any consent, the Licence, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of the Seller as could not reasonably be expected to have a Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair the Seller’s ability to perform and give effect to its obligations under this Agreement.

Section 2.4.   Consents and Approvals.   The Seller’s execution and delivery of this Agreement and following receipt of the consents and approvals stated in Section 5.1, the other Transaction Documents to which the Seller is party or performance of its obligations hereunder or thereunder, does not require the consent, approval, waiver or authorization of, or filing, registration or qualification with, any Person whether or not under any agreements, contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument, arrangements or judgments to which the Seller or any of its Affiliates is a party or by which the Seller or any of its Affiliates is bound or affected or to which any of its stock, properties or assets is subject.

Section 2.5.   No Claims on Seller. There are no Legal Proceedings pending or, to the Knowledge of Seller threatened, against or involving the Seller or any of its assets that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to prevent or delay the consummation of the transaction contemplated by this Agreement or to impair the Seller’s ability to perform and give effect to its obligations under this Agreement, and there is no order, judgment, injunction or decree of any Governmental Authority outstanding against the Seller that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to prevent or delay the consummation of the transaction contemplated by this Agreement or to impair the Seller’s ability to perform its obligations under this Agreement.  “Legal Proceeding” shall mean any judicial or administrative, disputes, suits, proceedings (public or private), judgment, claims, investigations or proceedings before any Governmental Authority or arbitral actions.

Section 2.6.   Accounting.  Seller has kept its books, records and accounts in respect of the application for (and otherwise in connection with) the Licence in accordance with all applicable Law and the terms of the JOA.

Section 2.7.   Ownership.  Seller is a licensee of the Licence and the sole and full legal, beneficial and equitable owner of the Transferred Interest with the right to assign the same to Buyer.

Section 2.8.   Encumbrances.  The Transferred Interest will on Closing be free of all Encumbrances save only the obligations under the Licence and the Aimwell Agreement nor, subject as aforesaid, is there in effect any agreement or commitment to create any Encumbrance; nor are there any other matters which restrict the Seller’s ability freely to dispose of the Transferred Interest or any petroleum attributable thereto.

Section 2.9.   No Claims on Licence.  The Licence and the Transferred Interest are not subject to any judgments or judicial or arbitral awards and there is no agreement to create the same nor, to the Knowledge of Seller, is there any notice of any pending or threatened litigation, arbitration, administrative, bankruptcy or insolvency proceedings, force majeure, environmental or health and safety liabilities, governmental inquiries or notices from DECC or any governmental or regulatory authority having responsibility for the area held under the Licence.

Section 2.10.   Due Diligence.  Save to the extent that the Buyer is already a party thereto, the Seller has provided Buyer with true and accurate copies of the Transferred Interest Documents.

Section 2.11.   Environmental Issues.  To the Knowledge of Seller, there are no material environmental liabilities affecting the Transferred Interest or any health or safety or environmental incident which would materially affect the value of the Transferred Interest.

Section 2.12.   No Breach.  There is no default or material breach by Seller under the Transferred Interest Documents or the Aimwell Agreement.

Section 2.13.   No Other Agreement.  Except for the Transferred Interest Documents  and the Aimwell Agreement, Seller is not a party to any other agreement, undertaking or arrangement with a third party in relation to the Transferred Interest. The Transferred Interest Documents are the only material documents which govern or relate to the creation, existence and validity of the Transferred Interest.

Section 2.14.   Required Licence Program.  To the Knowledge of Seller, DECC or the Secretary of State for Energy and Climate Change, have not given any indication of its intention to require any works in excess of or different from, those currently set out in the Licence.

Section 2.15.   Licence Full Force and Effect. The Licence and all rights and interests of the Seller thereunder or deriving therefrom are in full force and effect. No notice has been given to the Seller of any intention to revoke the Licence. No act or omission of the Seller has occurred which would entitle the Secretary of State for Energy and Climate Change to revoke, rescind, avoid, repudiate or terminate the Licence  prior to expiry of the Initial Term.

Section 2.16.   Insolvency. No order has been made or petition presented or resolution passed for the winding-up of the Seller or for an administration order in respect of the Seller and no distress, execution or other process has been levied on any of its assets and the Seller is not insolvent or unable to pay its debts for the purposes of any insolvency legislation applicable to the Seller and its assets and no administrative receiver or receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof and no power to make any such appointment has arisen.

Section 2.17.   Operations.  During the period of its ownership of the Licence and the Transferred Interest, the Seller has carried on its activities in relation to the Licence and the Transferred Interest in all material respects in the usual course of its business and in accordance with good and prudent international oil and gas industry practices and will continue to so do during the period from the date hereof to the Closing Date.

Section 2.18.   Operatorship.  The Seller, acting in its capacity as Operator under the JOA, has not entered into any agreements or commitments whether or not as agent for and on behalf of the Participants, relating to the Licence and operations thereunder nor are there any monies outstanding or due to any third party relating to the Licence and/or operations thereunder and/or the Transferred Interest.

Section 2.19.   Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

As of the date hereof and also as of the Closing Date (except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date), Buyer hereby represents and warrants as follows:

Section 3.1.   Organization.  Buyer is (i) a limited company duly formed, validly existing and in good standing under the Laws of England, (ii) has all requisite legal and entity power and authority  to conduct its businesses as currently owned and conducted, (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to conduct its businesses as currently owned and conducted, except with respect to circumstances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Buyer or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair Buyer’s ability to perform its obligations under this Agreement.

Section 3.2.   Validity of Agreement; Authorization.  Buyer has with respect to this Agreement on the Execution Date and on the Closing Date, the power and authority to enter into this Agreement and the other Transaction Documents to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and such other Transaction Documents and the performance of Buyer’s obligations hereunder and thereunder have been duly authorized by the appropriate governing body of Buyer, and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance.

Section 3.3.   No Conflict or Violation.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is or will be a party does not and will not: (a) violate or conflict with any provision of the Organizational Documents of the Buyer; (b) violate any applicable provision of Law; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any agreements, contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument, arrangements or judgments to which Buyer is a party or by which Buyer is bound or to which any of its stock, properties or assets is subject; (d) result in the creation or imposition of any Encumbrance upon any of its properties or assets, or (e) result in the cancellation, modification, revocation or suspension of any consent, license, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of Buyer except where such violations, breaches, defaults or Encumbrances in the aggregate would not have a Material Adverse Effect on the transactions contemplated hereby.

Section 3.4.   Consents and Approvals.
Except as could not reasonably be expected to have a Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair the Buyer’s ability to perform its obligations under this Agreement, the Buyer’s execution and delivery of this Agreement and following receipt of the consents and approvals stated in Section 5.1, the other Transaction Documents to which the Buyer is party or performance of its obligations hereunder or thereunder, does not require the consent, approval, waiver or authorization of, or filing, registration or qualification with, any Person.

Section 3.5.   Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer and for which Seller will have any responsibility.

ARTICLE IV

COVENANTS

    Section 4.1.   Consents and Approvals.

    (a) The Seller has prior to the date of this Agreement filed its request to the Secretary of State for Energy and Climate Change to transfer and assign the Transferred Interest to Buyer and to transfer the operatorship to the Buyer or to such Person as the Buyer may nominate in writing to the Seller. The Secretary of State for Energy and Climate Change provided such approval on 29th November, 2012. The Seller and Buyer shall each use all commercially reasonable efforts to obtain any other consents from Governmental Authorities required in connection with the assignment and transfer of the Transferred Interest under this Agreement and will cooperate fully in promptly seeking to obtain all such authorizations, consents, and approvals, giving such notices, and making such filings as are necessary.

    (b)  The Seller shall deliver to the Buyer immediately prior to the Seller’s execution of this Agreement, the written  consent, in the form set out in Exhibit G, dated on or about the date of execution of this Agreement, of Eurasian Capital Partners Limited to the Seller’s execution of this Agreement and the sale of the Transferred Interest to the Buyer.

Section 4.2 Further Assurances.  Upon the request of any Party at any time on or after the Closing Date, the other Party will promptly execute and deliver, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting Party or its counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Transferred Interest and otherwise to effectuate the purposes of this Agreement.

ARTICLE V

CONDITIONS TO CLOSING

        Section 5.1.   Shared Conditions to the Parties’ Obligations.  The obligation of the Parties to proceed with the Closing contemplated hereby is subject to the receipt by Buyer and Seller of :

(a) the receipt, in form and substance reasonably acceptable to the Seller and the Buyer, of the written consent from the Secretary of State for Energy and Climate Change to the assignment of the Transferred Interest to the Buyer and the transfer of the operatorship under the Licence and the JOA to the Buyer or to such Person as the Buyer may nominate in writing to the Seller; and

(b) Aimwell Energy Limited’s execution of the Licence Assignment, Novation and Amendment of Participation Agreement, the Novation of the Joint Operating Agreement and the Transfer of Operatorship Agreement together with Aimwell Energy Limited’s consent to the transfer of the operatorship under the Licence and the JOA to the Buyer or to such Person as the Buyer may nominate in writing to the Seller.

        Waiver of any of any of the above conditions shall require the mutual consent of the Seller and the Buyer.

The Seller and the Buyer shall keep each other informed of the progress towards the satisfaction of the conditions stated above and shall notify the other as soon as is reasonably practicable after a condition has been satisfied or, as the case may be, waived or any circumstances which may result in any of those conditions not being satisfied.

 Section 5.2.   Conditions to Buyer’s Obligations.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at  or before the Closing Date, of the following conditions, any one or more of which may be waived in writing by Buyer in its sole discretion:

(a)                 The release of the Transferred Interest from all security interests granted by the Seller in favour of Eurasian Capital Partners Limited together with a Deed of Release in the form attached as Exhibit H.

(b) The Seller shall deliver to the Buyer all of the items specified in Section 1.2(a), in each case duly executed and dated the Closing Date.

(c)           All representations and warranties made by the Seller in Article II of this Agreement shall be true and correct in all material respects on and as of the date hereof and on each day from the date hereof until the Closing Date and, except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date, on the Closing Date as if again made by the Seller on and as of the Closing Date.

Section 5.3.   Conditions to Seller’s Obligations.  The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived in writing by the Seller in its sole discretion:

(a) Buyer shall have paid to the Seller the Purchase Price as provided in Sections 1.2 (b) (i) and 1.3.

(b) All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the date hereof and on each day from the date hereof until the Closing Date and, except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date, on the Closing Date as if again made by Buyer on and as of the Closing Date.

(c) Buyer shall have delivered to the Seller the items specified in Section 1.2(b), in each case duly executed and dated the Closing Date.

 ARTICLE VI

TERMINATION

Section 6.1.   Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a) by the mutual written agreement of the Seller and Buyer;

(b) by written notice from Seller to the Buyer specifying with particularity the applicable Breach, if Buyer has committed a Breach, and such Breach would result in the failure of any condition to Closing set forth in Section 5.3; provided, if such Breach is curable through the exercise of commercially reasonable efforts, then the Seller may only terminate this Agreement if such Breach is not cured by Buyer as applicable, within thirty (30) days after the receipt by the Buyer of a Notification provided pursuant to Section 9.4 specifying with particularity such Breach;

(c) by written notice from Buyer to Seller specifying with particularity the applicable Breach, if the Seller has committed a Breach, and such Breach would result in the failure of the condition to Closing set forth in Section 5.2; provided, if such Breach is curable through the exercise of commercially reasonable efforts, then Buyer may only terminate this Agreement if such Breach is not cured within thirty (30) days after the receipt by the Seller of a Notification provided pursuant to Section 9.4 specifying with particularity such Breach.

Section 6.2.   Effect of Termination.  The following provisions shall apply in event of a termination of this Agreement:

(a)                 if the Seller has the right to terminate this Agreement pursuant to Section 6.1(b), then the Seller may elect either to (i) specifically enforce the covenants and obligations of Buyer under this Agreement but entirely without prejudice to the rights of the Buyer to pursue the Seller for damages following Closing; or (ii) terminate this Agreement without prejudice to the Seller’s rights in  law or under this Agreement.

(b)                 if Buyer has the right to terminate this Agreement pursuant to Section 6.1(c) then Buyer may elect either to (i) specifically enforce the covenants and obligations of the Seller under this Agreement but entirely without prejudice to the rights of the Seller to pursue the Buyer for damages following Closing; or (ii) terminate this Agreement without prejudice to the Buyer’s rights in  law or under this Agreement.

(c)                 in the event of termination of this Agreement pursuant to Section 6.1 hereof, then except as otherwise set forth in this Section 6.2, this Agreement shall forthwith become void and there shall be no other liability hereunder on the part of Buyer or the Seller (or their respective officers or directors).

ARTICLE VI

SURVIVAL

Section 7.1.     Survival.  The representations and warranties of the Seller or the Buyer contained herein or in any certificates or other documents delivered pursuant to this Agreement on the Closing Date shall survive the Closing for a period of  eighteen (18)  following the Closing Date. Notwithstanding any other provision of this Agreement, should it be determined after Closing that Seller had breached any of  the representations and warranties of the Seller under this Agreement, Buyer’s sole remedy shall be limited to damages.

ARTICLE VII

INDEMNITIES

Section 8.1.   Indemnities

(a)
The Seller shall be liable for costs, charges, expenses, duties, liabilities and obligations in respect of the Interests (together “Obligations”) which accrue in or relate to any period before the date hereof and the Seller shall be entitled to all income, receipts, credits, rebates and other benefits in respect of the Transferred Interests (together “Benefits”) which accrue in or relate to any period before the date hereof.

(b)	The Buyer shall be liable for all Obligations and entitled to all Benefits which accrue in or relate to any period on or after the Closing Date.

(c)	Save to the extent of any express provision to the contrary contained in this Agreement:

(i)	if any Obligations are incurred by the Seller in respect of any period on or after the Closing Date, the Buyer shall reimburse and indemnify the Seller in respect thereof;

(ii)	if any Obligations are incurred by the Buyer in respect of any period prior to the Closing Date, the Seller shall reimburse and indemnify the Buyer in respect thereof;

(iii)	if any Benefits accrue to the Seller in respect of any period on or after the Closing Date, the Seller shall account to and reimburse the Buyer in respect thereof; and

(iv)	if any Benefits accrue to the Buyer in respect of any period prior to the Closing Date hereof, the Buyer shall account to and reimburse the Seller in respect thereof.

(d)
Any amount to be paid or reimbursed in accordance with Section 8.1 (c) above or any other provision of this Article 8.1 shall be paid or reimbursed within ten (10) says of receipt thereof (or, in the case of Obligations, within ten (10) days of receipt of notification from the Party which has incurred such Obligations) to such account nominated by the Seller  or the Buyer (as the case may be).

(e)
All adjustments, payments and reimbursements made, or to be made, and the ascertainment of all Obligations and Benefits in relation to the Interests under this Article 8.1 shall be calculated on an Accruals Basis.

(f)	The rights and obligations in this Article 8.1 shall not come into effect unless and until Closing takes place.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1.   Successors and Assigns.  Except as set forth in the following sentence, this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns; provided, however, that no Party shall assign or delegate any of its rights or obligations created under this Agreement without the prior written consent of the other Party.

Section 9.2.   Third Party Beneficiary.  A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms of this Agreement.

Section 9.3.   Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal, accounting, financial advisory and other fees, costs and expenses of a Party incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

Section 9.4.   Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier or sent by facsimile (with evidence of confirmation of receipt) to the Parties at the following addresses:

If to Seller, to:

Alamo Energy Corp.
   10575 Katy Freeway, Ste. 300
Houston, TX 77024
Attention: Allan Millmaker
    Facsimile: #7134648381

    alternatively by email: allan@alamoenergycorp.com

with a copy (which shall not constitute notice) to:
Richard L. Edmonson
Hall Estill Attorneys at Law
320 South Boston Ave., Ste. 200
Tulsa, Oklahoma 74103
Facsimile: (918) 594-0505

alternatively by email: REdmonson@HallEstill.com

If to the Seller, to:

Northdown Energy Limited
    Oldfield House,
    Oldfield Road,
    London,
    SW19 4SD

    Facsimile: Not Applicable

    alternatively by email: peter.ross@northdownenergy.com

with a copy (which shall not constitute notice) to:

    Alex MacDonald
    2 Rookery Mead
    Netherne on the Hill
    Coulsdon
    Surrey
    CR5 1NY

    Facsimile: Not Applicable

    alternatively by email: alexmacd47@gmail.com

or to such other Persons or at such other addresses as shall be furnished by any Party by like notice to the other Party, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.  No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless notice of such change shall have been given to such other Party as provided in this Section 9.4.

Section 9.5.   Entire Agreement.  This Agreement, together with the Exhibits hereto,  and the other Transaction Documents, represent the entire agreement and understanding of the Parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection herewith and therewith other than those expressly set forth herein or therein.  This Agreement, together with the Exhibits hereto, and the other Transaction Documents, supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof or thereof, and all prior drafts of such documents, all of which are merged into such documents.  No prior drafts of such documents and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving such documents.

Section 9.6.   Waivers and Amendments.  The Seller or Buyer may, by written notice to the other Party:  (a) extend the time for the performance of any of the obligations or other actions of the other Party; (b) waive any inaccuracies in the representations or warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement by the other Party; (c) waive compliance with any of the covenants of the other Party contained in this Agreement; (d) waive performance of any of the obligations of the other Party created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement or in any documents delivered pursuant to this Agreement by the other Party.  The waiver by any Party of a Breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent Breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

Section 9.7.   Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties shall negotiate in good faith to modify this Agreement to include a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.8.   Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9.   Signatures and Counterparts.  Facsimile or electronic transmission of any signed original document and/or retransmission of any signed facsimile or electronic transmission shall be the same as delivery of an original.  At the request of Buyer or the Seller, the Parties will confirm facsimile or electronic transmission by signing a duplicate original document.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10.   Enforcement of the Agreement; Damages.  Each of the Parties hereto acknowledges and agrees that in the event any covenant or obligation of the acknowledging Party to be performed after Closing is not performed in accordance with the specific terms of this Agreement or is otherwise breached, then the other Party shall be entitled to an injunction or injunctions to prevent such non-performance or breach and to specifically enforce the covenants and obligations of the acknowledging Party to be performed after Closing, in any courts having jurisdiction.

Section 9.11.   Governing Law.  This Agreement and any non-contractual rights or obligations arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the Laws of England and without regard to any conflicts of Laws concepts that would apply the substantive Law of some other jurisdiction and the Parties hereby irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement.

Section 9.12.   Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; (e) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United Kingdom. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 9.13.   Not Used

ARTICLE X

DEFINTIONS

“Accruals Basis” means that basis of accounting under which costs and benefits are regarded as applicable to the period in which the liability for the cost is incurred or the right to the benefit arises regardless of when invoiced, paid or received

“Agreement” has the meaning assigned to such term in the Preamble.

“Aimwell Agreement” means the Letter Agreement between Alamo Energy Corp. and Aimwell Energy Limited dated 11th January, 2010, relating to their Participation in Petroleum Exploration and Development Licence PEDL 245 as novated and amended on the 14th November, 2011 by a Novation and Amendment of Participation Agreement regarding Petroleum Exploration and Development Licence PEDL 245 dated 14th October, 2008.

“Alamo/Aimwell Carry” has the meaning set out in Clause 2 (ii) of the Aimwell Agreement;

“Breach” means any matter, fact or circumstance that constitutes a breach by a Party of any representation, warranty, agreement, obligation, or covenant of such Party contained in this Agreement.

“Buyer” has the meaning assigned to such term in the Preamble.

“Closing” has the meaning assigned to such term in Section 1.1(b).

“Closing Date” has the meaning assigned to such term in Section 1.1(b).

“Data” means all accounts, books and data in the possession, custody or control of the Seller and its Affiliates relating to the Transferred Interest including contracts, correspondence, information, data and reports (including petroleum engineering, reservoir engineering, drilling, geological, geophysical and all other kinds of technical data and reports, samples, well logs and analyses in whatever form the same are maintained);

“DECC”  means the Department of Energy and Climate Change of the United Kingdom.

“Deed of Interest Assignment” has the meaning set forth in Section 1.2(a)(ii).

“Encumbrances” means all liens, claims, charges (fixed or floating), mortgages, security interests, pledges, options, net profit interests, rights of pre-emption, royalty interests, production payments, carried interests or any other third party rights or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

“Execution Date” has the meaning assigned to such term in the Preamble.

“Governmental Authority” means any government, court, department, agency or commission or other governmental or regulatory body or authority.

“Initial Term” has the meaning set out in the Licence.

“JOA” has the meaning set forth in Section 1.2(a)(iv).

“Joint Property” means all materials, equipment, plant, machinery, facilities relating to the Transferred Interests owned under the relevant JOA and/or Licence Interest Documents;

“Knowledge of the Seller” means matters, facts or circumstances that Allan Millmaker or Phillip Mann (without a duty of inquiry) either because such matters, facts or circumstances were disclosed to them or otherwise brought to their attention in their capacities as officers or members of management of the Seller.

“Law” has the meaning assigned to such term in Section 2.3.

“Legal Proceedings” has the meaning set forth in Section 2.5.

”Licence” means United Kingdom Petroleum Exploration and Development Licence PEDL 245 dated 14th October, 2008, comprising Blocks TQ26, TQ36, TQ46 and TQ56;

“Deed of Licence Assignment” has the meaning set forth in Section 1.2(a)(i).

“Licence Blocks” has the meaning set forth in the Preamble.

“Material Adverse Effect” means any change, effect, event or occurrence with respect to the condition or existence of the Transferred Interest, the Licence or any of the other Transferred Interest Documents, taken as a whole, or that materially or adversely affects the ability of Seller or Buyer, as applicable, to consummate or give effect to the transaction contemplated hereby.

“Novation of Joint Operating Agreement” has the meaning set forth in Section 1.2(a)(iv).

“Novation and Amendment of Participation Agreement” has the meaning set forth in Section 1.2(a)(iii).

“Organizational Documents” means with respect to any entity, the certificate of incorporation, by-laws, certificate of formation, limited liability company operating agreement, partnership or limited partnership agreement or other formation or governing documents of such entity.

“Parties” or “Party” has the meaning assigned to such term in the Preamble.

“Percentage Interest” has the meaning set out in the JOA.

“Participant” has the meaning set out in the JOA.

“Person” means an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity.

“Petroleum” has the meaning given in the Licence;

“Purchase Price” has the meaning assigned to such term in Section 1.3.

“Seller” has the meaning assigned to such term in the Preamble.

“Transaction Documents” means this Agreement and the other agreements, contracts, documents, instruments and certificates provided for in this Agreement, including the agreements specified in Section 1.2, to be entered into by one or more of the Parties hereto in connection with the transactions contemplated by this Agreement.

“Transfer of Operatorship Agreement” has the meaning set forth in Section 1.2(a)(v).

“Transferred Interest” means:

(a)	the Seller’s undivided legal interest in each Licence;

(b)	the Seller’s entire undivided beneficial forty-five percent (45.00%) Percentage Interest under the JOA; and

(c)	the Seller’s entire interest in the Data,

together in each case with all rights, duties, liabilities and obligations attaching thereto including (i) the right to take and receive a consequent share of all Petroleum produced under the Licence on and after the date hereof and to receive the gross proceeds from the sale or other disposition thereof; (ii) a consequent share of the Seller’s right title and interest in and to jointly owned funds, Joint Property and all other assets which are or may be owned pursuant to or under any of the Transferred Interest Documents; and (iii) all right, liabilities and obligations associated with such interest under the Transferred Interest Documents.

"Transferred Interest Documents" the documents specified in Exhibit F and, where the context so admits, any one or more of such documents.

(execution page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER: ALAMO ENERGY CORP.

By:	/s/ Allan Millmaker
Title:	CEO

BUYER: NORTHDOWN ENERGY LIMITED

By:	/s/ R. J. P. Ross
Title:	Managing Director

EXHIBIT A

LICENCE ASSIGNMENT

DEED OF ASSIGNMENT OF LICENCE PEDL 245

This Deed of Assignment is entered into the                                                                                                           day of                           2012

between

(1)	Alamo Energy Corp., a Nevada corporation, registered number CIK#: 0001360334, with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (hereinafter “Alamo”);

(2)	Aimwell Energy Limited, a company registered in England, registered number 05822509, whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP, (hereinafter “Aimwell”);

(3)	Northdown Energy Limited, a company registered in England, registered number 07768741, whose registered office is at Oldfield House, Oldfield Road, London SW19 4SD, (hereinafter “Northdown”),

(Alamo, Aimwell and Northdown being hereinafter together referred to as “the Assignors”);

(4)	The Assignors other than Alamo (hereinafter together referred to as ‘the Assignees’); and

(5)	The Secretary of State for Energy and Climate Change (hereinafter referred to as the “Secretary of State”).

Whereas:

(A)
The Assignors are the present holders of United Kingdom Petroleum Exploration and Development Licence No. PEDL 245, covering Blocks TQ26, TQ36, TQ46 and TQ56 (‘the Licence’) dated 14th October, 2008 and granted with effect from 1 July 2008 under the Petroleum Act 1998 (or having effect as though granted under the Act);  and

(B)	The Secretary of State has by email dated 29th November 2012, given consent to the execution of this Assignment.

Now this Deed witnesses as follows:

The Assignors hereby assign unto the Assignees all rights, interest, obligations and liabilities of the Assignors in, under, pursuant to and in respect of the Licence, to hold the same unto the Assignees, subject to the performance and observance by the Assignees of the terms and conditions contained in the Licence and on the part of the Licensee therein described to be performed and observed.

The Assignees jointly and severally covenant with and in favour of the Secretary of State and the Assignors (and each of them) that they will perform and observe the terms and conditions contained in the Licence and on the part of the Licensee to be performed and observed.

For the purposes of the Contracts (Rights of Third Parties) Act 1999 this Deed of Assignment is not intended to, and does not, give any person who is not a Party to it any right to enforce any of its provisions.

This Deed of Assignment may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Deed of Assignment and it is hereby declared that this Deed of Assignment shall not come into force and effect until a counterpart has been executed and delivered by each party hereto (other than the Secretary of State). A party hereto shall be entitled to rely on a copy of this Deed of Assignment signed by the other parties hereto (other than the Secretary of State) and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Deed of Assignment containing the original signature of the other parties hereto (other than the Secretary of State).

The construction, validity and performance of this Deed of Assignment shall be governed by English Law and each party hereto hereby submits to the jurisdiction of the English Courts.

IN WITNESS WHEREOF this Deed of Assignment has been duly executed and delivered by the parties hereto (other than the Secretary of State) on the day and year first above written.

Executed and delivered as a Deed by

ALAMO ENERGY CORP.
acting by the following person who in accordance with the laws of the State of Nevada is acting under its authority:

Director

Witness
Witness Name:
Address:
Occupation:

Executed and delivered as a Deed by
AIMWELL ENERGY LIMITED
on being signed by:

Director

Witness
Witness Name:
Address:
Occupation:

Executed and delivered as a Deed by
NORTHDOWN ENERGY LIMITED
on being signed by:

Director

Witness
Witness Name:
Address:
Occupation:

EXHIBIT B

DEED OF INTEREST ASSIGNMENT

DEED OF INTEREST ASSIGNMENT – LICENCE PEDL 245

This Deed of Interest Assignment is entered into the      day of                               2012 by and between:

Alamo Energy Corp., registered number CIK#: 0001360334, a Nevada corporation, with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA hereinafter ‘Seller’;

and

Northdown Energy Limited, registered number 05822509, a company registered in England whose registered office is at Oldfield House, Oldfield Road, London SW19 4SD, hereinafter ‘Buyer’;

(hereinafter together referred to collectively as the “Parties” and individually as a “Party”)

Whereas:

(A)
Seller and Buyer have entered into a Sale and Purchase Agreement of even date herewith in respect of United Kingdom Petroleum Exploration and Development Licence No. PEDL 245, covering Blocks TQ26, TQ36, TQ46 and TQ56, dated 14th October, 2008 (“SPA”) pursuant to which Seller has undertaken to, inter alia, transfer and assign to Buyer the Transferred Interest as therein defined;

(B)
The transfer and assignment of the Transferred Interest is perfected, inter alia, by this Agreement a Novation and Amendment of Participation Agreement regarding Petroleum Exploration and Development Licence PEDL 245 dated 14 October, 2008, and a novation of the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 and a Deed of Assignment of United Kingdom Petroleum Exploration and Development Licence No. PEDL 245, Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th October, 2008.

(C)	The Secretary of State for Energy and Climate Change has by email dated 29th November, 2012, given consent to the assignment of the Transferred Interest;

Therefore the Parties agree as follows:

1.
With effect from the date hereof, the Seller as legal and beneficial owner hereby assigns, transfers and conveys to and in favour of the Buyer, upon and subject to the terms of the SPA the Transferred Interest and the Buyer hereby accepts the Transferred Interest.

2.	Nothing contained herein shall prejudice the rights and obligations of the Parties under the SPA in respect of the Transferred Interest.

3.
The Parties shall do all such further things and execute or procure the execution of all such documents or deeds as the case may be in order to give full and complete effect to the terms and true intent of this Deed of Assignment.

4.
For the purposes of the Contracts (Rights of Third Parties) Act 1999 this Deed of Assignment is not intended to, and does not, give any person who is not a Party to it any right to enforce any of its provisions.

5.
This Deed of Interest Assignment may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Deed of Interest Assignment and it is hereby declared that this Deed of Interest Assignment shall not come into force and effect until a counterpart has been executed and delivered by each Party. A Party shall be entitled to rely on a copy of this Deed of Interest Assignment signed by the other Party and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Deed of Interest Assignment containing the original signature of the other Party.

6.	This Deed of Interest Assignment shall be governed and construed in all respects by English Law and each Party hereby irrevocably submits to the jurisdiction of the English Courts.

IN WITNESS WHEREOF this Deed of Assignment has been duly executed and delivered by the Parties on the day and year first above written.

Executed and delivered as a Deed by

ALAMO ENERGY CORP.
acting by the following person who in accordance with the laws of the State of Nevada is acting under its authority:

Director

Witness
Witness Name:
Address:
Occupation:

Executed and delivered as a Deed by
NORTHDOWN ENERGY LIMITED
on being signed by:

Director

Witness
Witness Name:
Address:
Occupation:

EXHIBIT C

NOVATION AND AMENDMENT AGREEMENT

OF PARTICIPATION AGREEMENT

DATED                                                                     2012

ALAMO ENERGY CORP.

and

NORTHDOWN ENERGY LIMITED

and

AIMWELL ENERGY LIMITED

_____________________________________________

NOVATION AND AMENDMENT OF
PARTICIPATION AGREEMENT
REGARDING PETROLEUM EXPLORATION
AND DEVELOPMENT LICENCE PEDL 245
DATED 14th OCTOBER, 2008
_____________________________________________

THIS NOVATION AND AMENDMENT AGREEMENT is made the      day of                                   2012

BETWEEN

(2)	ALAMO ENERGY CORP., a company registered in Nevada (registered number CIK#: 0001360334), with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (“Alamo”);

(3)	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 07768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Northdown”); and

(4)	AIMWELL ENERGY LIMITED, a company registered in England (company number 05822509) whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP (“Aimwell”).

each being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS

(A)
Alamo Energy Corp. (“Alamo”), Northdown Energy Limited (“Northdown”) and Aimwell Energy Limited (“Aimwell”) are parties to a Letter Agreement  dated 11th January, 2010, relating to their Participation in Petroleum Exploration and Development Licence PEDL 245 as amended and novated on 14th November,  2011(the “Participation Agreement”).

(B)
Alamo, Northdown and Aimwell are licensees of Petroleum Exploration and Development Licence PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th October, 2008 (the “Licence”) and are parties to a Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011 (the “JOA”).

(C)
Pursuant to a Sale and Purchase Agreement of even date herewith (the SPA”), Alamo agreed, inter alia, to assign and transfer to Northdown, the Transferred Interest (as defined in the SPA); and the Alamo/Aimwell Carry (as defined in Clause 2 (ii) of the Participation Agreement) (the “Alamo/Aimwell Transferred Carry”).

(D)	The assignment and transfer of the Transferred Interest is perfected, inter alia, by this agreement, a novation of the JOA, a Deed of Assignment of the Licence and a Deed of Interest Assignment.

(E)
This Novation and Amendment Agreement sets out the agreement of Alamo, Aimwell and Northdown (together the “Parties” and individually a “Party”) in respect of certain matters, as herein specified, relating to the Participation Agreement.

(F)
In consequence of the matters referred to in Recital (C) above, Alamo wishes, to assign and transfer to Northdown, the Alamo/Aimwell Transferred Carry; and Northdown wishes to accept the Alamo/Aimwell Transferred Carry upon and subject to the terms and conditions herein contained.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.
Words and phrases used in this Novation and Amendment Agreement shall, unless specifically defined herein or the context otherwise requires, bear the same meaning as set out in the Participation Agreement.

2.	With effect on the date hereof (the “Effective Novation Time”), each Party severally agrees that:

2.1.1
Alamo shall cease to be a party to the Participation Agreement and Northdown shall assume the liabilities, perform the obligations and be entitled to the rights and benefits under the Participation Agreement in the place of Alamo in respect of the Alamo/Aimwell Transferred Carry;

2.1.2
Northdown undertakes and covenants as a separate obligation with each Party to assume, observe, perform, discharge and be bound by all liabilities, duties and obligations of Alamo in respect of the Alamo/Aimwell Transferred Carry arising under the Participation Agreement in the place of Alamo whether actual, accrued, contingent or otherwise and whether arising on, before or after the Effective Novation Time and to be bound by the Participation Agreement as if Northdown had at all times been a party to the Participation Agreement in place of Alamo in respect of the Alamo/Aimwell Transferred Carry;

2.1.3
Each Party (other than Alamo) shall each release and discharge Alamo from the observance, performance and discharge of each of the liabilities and obligations assumed by Northdown in respect of the Alamo/Aimwell Transferred Carry and Northdown hereby undertakes in respect of the Alamo/Aimwell Transferred Carry, to fully indemnify and hold harmless each such Party (solely so far as concerns the Participation Agreement or any such side agreements, as defined in Clause 2.1.4 to which it is a party) in respect of any claims, fines, proceedings, injury, cost (including legal cost) loss, damage, or expense for which Alamo would have been liable but for the release and discharge referred to herein;

2.1.4
Clauses 2.1.1, 2.1.2 and 2.1.3 of this Novation and Amendment Agreement shall also apply, as they apply to the Participation Agreement, in relation to any other agreement, instrument or document between or binding upon Alamo and any or all of the other Parties (and no other person or persons) (a "side agreement"), if and to the extent that the side agreement in question relates to any of the rights, liabilities and obligations affected by Clauses 2.1.1, 2.1.2 and 2.1.3 of this Novation and Amendment Agreement.

2.2
Notwithstanding the foregoing provisions of Clause 2.1, Alamo shall be bound and continue to be bound by this Clause 2.2 (which shall take effect as an agreement separate and independent from the Participation Agreement and/or any side agreement), to observe and perform such duties of confidentiality and non disclosure owed to the other Parties and as would have been applicable to it under the Participation Agreement or any side-agreement had it continued to be Party, in respect of the Transferred Interest and the Alamo/Aimwell Transferred Carry, to those agreements.

2.3
This Novation and Amendment Agreement shall be treated as constituting all actions, confirmations, consents and undertakings required of the Parties under the Participation Agreement and/or any side-agreement for the purpose of giving effect to the transfer to Northdown of the Alamo/Aimwell Transferred Carry.

3.	With effect from the date hereof, the following amendments are made to the Participation Agreement:

3.1	The last paragraph of Clause 1 shall be deleted and replaced with the following:

“ For the purposes of this letter agreement, “Percentage Interest” has the meaning set out in the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011.”

3.2	Clause 2 of the Participation Agreement shall be deleted and replaced with the following:
“2.
(i)
The Alamo/Aimwell Carry shall be combined with the Northdown/Aimwell Carry and all references to the “Alamo/Aimwell Carry” shall be construed as a reference to the Northdown/Aimwell Carry with effect from the date of the Novation and Amendment Agreement dated [            ].

(ii)
Northdown shall pay all of Aimwell’s 10.00% Percentage Interest share of all costs, expenses, liabilities and obligations (including without limitation, Licence obligations, Licence rentals, manpower costs, well costs, seismic and other technical data costs) arising in respect of operations jointly conducted in respect of the Licence (“Joint Operations”) until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the Blocks comprised in the Licence (the “Northdown/Aimwell Carry”).

(iii)	Northdown shall be free to assign (whether by sale or farm-out or otherwise) all or part of its Percentage Interest in each Block and the Licence provided that:

(a)	the third party assuming the interest being granted is acceptable to DECC; and

(b)	such third party is capable of fulfilling the obligations to be assigned under this Agreement, including without limitation, the obligations assumed under this Clause 2 (iii) (c); and

(c)
if following the date hereof,  Northdown assigns all or part of its Percentage Interest, such assignment shall include the assignment of a corresponding proportionate share of the  obligations in respect of Northdown/Aimwell Carry.

By way of example of the above, if Northdown assigns 50.00% of its Percentage Interest (i.e a 45.00% Percentage Interest) to a third party (“Incoming Party”, then 50.00% of the Northdown/Aimwell Carry, (being the payment of 5.00% Percentage Interest share of Aimwell’s total 10.00% Percentage Interest share of all costs, expenses, liabilities and obligations (“Costs and Expenses”) arising in respect of Joint Operations in the Blocks) shall be paid by such Incoming Party – the balance attributable to the Northdown/Aimwell Carry, being the payment of 5.00% Percentage Interest share of Aimwell’s total 10.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks shall be paid by Northdown.

(d)
In respect of any future assignment by Northdown of all or part of its Percentage Interest and a corresponding proportionate share of the Northdown/Aimwell Carry to a third party, Northdown shall remain liable to Aimwell for any failure or default on the part of such third party to pay the corresponding proportionate share of the Northdown/Aimwell Carry assigned to such third party.

(e)
Northdown shall procure that in respect of any assignment of  all or part of its Percentage Interest, it will procure that the assignee of such interest enters into a legally enforceable agreement with the other parties to this Agreement in respect of the obligations assumed under this Clause 2 (iii).”

3.3	Clause 3 of the Participation Agreement shall be deleted and replaced with the following:

“3.
Aimwell shall, subject to any necessary Government and partner consents, have the right to assign (whether by sale or farmout or otherwise) all or part of its Percentage Interest in each Block and the Licence. The assignment of all or part of Aimwell’s Percentage Interest shall also include the assignment of Aimwell’s right to and Northdown’s corresponding obligations (and rights) in respect of, the Northdown/Aimwell Carry; corresponding, in each case, with Aimwell’s Percentage Interest assigned.”

By way of example of the above, if following the date hereof: Aimwell assigns 50.00% of its Percentage Interest (i.e a 5.00% Percentage Interest) to a third party (“Incoming Party”):

(a)
then 50% of the right to (together with the corresponding obligation in respect of) the Northdown/Aimwell Carry, (being the payment of all of the Incoming Party’s total 5.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks) shall also be assigned to such Incoming Party and Northdown shall pay all of such Incoming Party’s 5.00% Percentage Interest share of all such Costs and Expenses arising in respect of Joint Operations until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the Blocks comprised in the Licence;

(b)
In such example, Aimwell will retain the right to 50% of the right to (together with the corresponding obligation in respect of) the Northdown/Aimwell Carry being the payment of all of Aimwell’s 5.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the Blocks comprised in the Licence.”

3.4           Clause 6 of the Participation Agreement is deleted and replaced as follows:

“ The Percentage Interests and the Northdown/Aimwell Carry are as follows:

	Percentage Interest	Carry
Northdown	90.00%	10.00% (Northdown/Aimwell Carry)
Aimwell	10.00%
	100.00%

4.
Nothing contained herein shall prejudice the rights and obligations of Alamo and  Northdown under the under any agreement between them in respect of the Transferred Interest and/or the Alamo/Aimwell Transferred Carry.

5.
Subject as expressly provided in this Novation and Amendment Agreement, all other provisions of the Participation Agreement and side agreements shall remain in full force and effect and binding on the parties thereto, insofar as the same are in full force and effect and binding on those parties immediately prior to the date hereof.

6.
This Novation and Amendment Agreement may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Novation and Amendment Agreement and it is hereby declared that this Agreement shall not come into force and effect until a counterpart has been executed and delivered by each Party. A Party shall be entitled to rely on a copy of this Novation and Amendment Agreement signed by the other Parties and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Novation and Amendment Agreement containing the original signature of the other Parties.

7.        The Parties confirm that no provision of this Novation and Amendment Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party hereto.

8.
This Novation and Amendment Agreement shall be governed by and construed in accordance with English law and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF the Parties have by their authorised representatives duly executed this Novation and Amendment Agreement the day and year first above written.

Signed for and on behalf of
ALAMO ENERGY CORP.

Signed for and on behalf of
NORTHDOWN ENERGY LIMITED

Signed for and on behalf of
AIMWELL ENERGY LIMITED

EXHIBIT D

NOVATION OF JOINT OPERATING AGREEMENT

DATED                                                                     2012

ALAMO ENERGY CORP.

and

NORTHDOWN ENERGY LIMITED

and

AIMWELL ENERGY LIMITED

____________________________________________

NOVATION OF

JOINT OPERATING AGREEMENT FOR

UK ONSHORE PETROLEUM EXPLORATION AND DEVELOPMENT

LICENCE NO. PEDL 245

BLOCKS TQ26, TQ36, TQ46 AND TQ56

_____________________________________________

THIS NOVATION AND AMENDMENT AGREEMENT is made the      day of                                    2012

BETWEEN

(1)	ALAMO ENERGY CORP., a company registered in Nevada (registered number CIK#: 0001360334), with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (“Alamo”);
(5)	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 07768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Northdown”); and
(6)	AIMWELL ENERGY LIMITED, a company registered in England (company number 05822509) whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP (“Aimwell”).

each being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)
The Parties and others are the present parties to the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011 hereinafter referred to as the “Operating Agreement”.

(B)
By a Sale and Purchase Agreement of even date herewith Alamo agreed to assign and transfer to Northdown an undivided 45% (forty-five per cent) Percentage Interest in and under the Operating Agreement (such interest to be assigned by Alamo being hereinafter referred to as the “Transferred Interest”) and to transfer the operatorship under the Operating Agreement to Northdown; and

(C)
The assignment and transfers referred to in Recital (B) have been perfected, inter alia, by a Deed of Interest Assignment, a Deed of Licence Assignment and a Transfer of Operatorship Agreement, each of even date herewith.

(D)
In consequence of the assignments referred to in Recital (B), the Parties wish to amend and novate the Operating Agreement and Alamo wishes to be released from and Northdown wishes to assume and perform the obligations and liabilities of Alamo under the Operating Agreement in respect of the Transferred Interest and the Parties have agreed to the execution of this Novation and Amendment Agreement in the terms hereinafter appearing.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.	In this Novation and Amendment Agreement, terms and expressions defined in the Operating Agreement shall, unless the context otherwise requires, bear the same meanings herein.

2.	Each Party severally agrees that with effect on and from the date hereof (the “Effective Date”):

(a)
Alamo shall cease, in respect of the Transferred Interest, to be a party to the Operating Agreement and Northdown shall, in respect of the Transferred Interest, become a party thereto and shall assume all liabilities, perform all obligations and be entitled to the rights and benefits therein in place of Alamo in respect of the Transferred Interest;

(b)
Northdown undertakes and covenants as a separate obligation with each Party to assume, observe, perform, discharge and be bound by all liabilities, duties and obligations of Alamo in respect of the Transferred Interest arising under the Operating Agreement in the place of Alamo whether actual, accrued, contingent or otherwise and whether arising on, before or after the Effective Date and to be bound by the Operating Agreement as if Northdown had at all times been a party to the Operating Agreement in the place of Alamo in respect of the Transferred Interest;

(c)
Each Party (other than Alamo) herby releases and discharge Alamo from the observance, performance and discharge of each of the liabilities and obligations to the extent they are assumed by Northdown pursuant to Clause 2(b) above and each such Party shall accept the observance, performance and discharge of those liabilities and obligations of Northdown in the place thereof and Northdown hereby undertakes to indemnify and hold harmless each such Party (solely as far as concerns the Operating Agreement or any such side agreements, as defined in sub-clause 2 (d) below, to which it is a party) in respect of any loss, damage, cost (including legal cost) or expense for which Alamo would have been liable but for the release and discharge referred to herein; and

(d)
Clauses 2(a), 2(b) and 2(c) above shall also apply, as they apply to the Operating Agreement, in relation to any other agreement, instrument or document between or binding upon Alamo and any or all of the other Parties (and no other person or persons) (a “side agreement”), if and to the extent that the side agreement in question relates to any of the rights, liabilities and obligations affected by Clauses 2(a), 2(b) and 2(c) above.

3.	Clause 4 of the Operating Agreement shall be deleted and replaced with the following:

2. “4.        Interests of the Participants

Subject to the provisions of this Agreement, the Licence, all Joint Property, all Joint Petroleum and all costs and obligations incurred in, and all rights and benefits arising out of, the conduct of the Joint Operations shall be owned and borne by the Participants in proportion to their respective Percentage Interests which at the date of this Agreement are as follows:-

Northdown                                        90.00 percent

Aimwell                                           10.00 percent

    TOTAL                                             100.0 percent”

4.
This Novation and Amendment Agreement shall be treated as constituting all actions, confirmations, consents and undertakings required of Alamo and Northdown under the Operating Agreement and/or any side-agreement for the purpose of giving effect to the assignment and transfer of the Transferred Interest under the Operating Agreement and/or any side-agreement.

5.
Subject as expressly provided in this Novation and Amendment Agreement, all other provisions of the Operating Agreement and side agreements shall remain in full force and effect and binding on the parties thereto, insofar as the same are in full force and effect and binding on those parties immediately prior to the Effective Date.

6.
Nothing contained herein shall prejudice the rights and obligations of Alamo and Northdown under the Deed of Interest Assignment referred to in Recital (C) or under any other agreement between them in respect of the Transferred Interest.

7.
Each reference in this Novation and Amendment Agreement (including the Recitals hereto) to the Operating Agreement or any side-agreement shall be construed and shall have effect as a reference to the same as it may have been supplemented and/or amended and/or novated prior to the date hereof.

8.
This Novation and Amendment Agreement may be entered into in two or more counterparts each of which shall be deemed an original but which together shall constitute one and the same instrument, provided that this Agreement shall not be effective until each Party has executed at least one counterpart.

9.
For the purposes of the Contracts (Rights of Third Parties) Act 1999 this Deed of Assignment is not intended to, and does not, give any person who is not a party to it any right to enforce any of its provisions.

10.
This Novation and Amendment Agreement may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Novation and Amendment Agreement and it is hereby declared that this Novation and Amendment Agreement shall not come into force and effect until a counterpart has been executed and delivered by each Party. A Party shall be entitled to rely on a copy of this Novation and Amendment Agreement signed by the other Party and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Novation and Amendment Agreement containing the original signature of the other Party.

11.
This Novation and Amendment Agreement shall be governed by and construed in accordance with English law and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF the Parties have by their authorised representatives duly executed this Agreement the day and year first above written.

Signed for and on behalf of
ALAMO ENERGY CORP.

Signed for and on behalf of
NORTHDOWN ENERGY LIMITED

Signed for and on behalf of
AIMWELL ENERGY LIMITED

EXHIBIT E

TRANSFER OF OPERATORSHIP AGREEMENT

DATED                                                                     2012

ALAMO ENERGY CORP.

and

NORTHDOWN ENERGY LIMITED

and

AIMWELL ENERGY LIMITED

_____________________________________________

AGREEMENT FOR THE TRANSFER OF OPERATORSHIP OF UNITED KINGDOM PETROLEUM EXPLORATION AND DEVELOPMENT LICENCE PEDL 245
_____________________________________________

THIS AGREEMENT is made the                                                                                     day of                                                      2012
BETWEEN

(1)	ALAMO ENERGY CORP., a company registered in Nevada (registered number CIK#: 0001360334 ) with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (“Alamo”);
(2)	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 07768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Northdown”); and
(3)	AIMWELL ENERGY LIMITED, a company registered in England (company number 05822509) whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP (“Aimwell”).

each being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:
(A)
The Parties and others are the present parties to the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011 (“the “Operating Agreement”) and are licensees of Petroleum Exploration and Development Licence PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th October, 2008 (the “Licence”);

(B)	The Parties have agreed that Alamo will resign as Operator under the Operating Agreement and the Licence and that Northdown will assume the operatorship in place thereof; and

(C )	The Secretary of State for Energy and Climate Change has approved and given all necessary consents to the transfer of operatorship effected by this agreement in an email dated 29th November, 2012.

NOW IT IS HEREBY AGREED as follows:
1.
On and with effect from the date hereof, Alamo shall resign and cease to be Operator under the JOA and the Licence and Northdown shall assume and be appointed as the Operator under the JOA and the Licence in place of Alamo and shall conduct the duties and functions of Operator under the JOA and Licence as set out in the Operating Agreement (the “Transfer of Operatorship”).

2.
The requirement for written notice from the resigning Operator under Clause 5.2 of the Operating Agreement and any other formalities required pursuant to the Operating Agreement to allow the Transfer of Operatorship  effected pursuant to this Agreement are hereby waived and notwithstanding anything to the contrary in the Operating Agreement, the provisions of Clause 1 above shall have effect.

3.	In connection with the Transfer of Operatorship, subject to the provisions of Clause 6 hereof and the terms of the Operating Agreement, on and with effect from the date hereof:

(i)
Northdown hereby undertakes with each other Party to assume, observe, perform, discharge and be bound by all liabilities and obligations of Alamo as Operator under the JOA and the Licence (except any such liabilities and obligations arising from its Wilful Misconduct (as defined in the JOA)) arising on or after the date hereof in place of Alamo; and

(ii)
Each Party hereby releases and discharges Alamo from the observance, performance and discharge of each of the liabilities and obligations of Alamo as Operator under the JOA and the Licence (except any such liabilities and obligations arising from its Wilful Misconduct (as defined in the JOA)) to the extent they are assumed by Northdown pursuant to Clause 3 (i) above and each Party hereby accepts the assumption, observance, performance and discharge of such liabilities and obligations by Northdown in place thereof and agrees that Northdown shall have the benefits and rights attributable to being Operator under the JOA and the Licence (including such rights and benefits pursuant to any contracts entered into by Alamo in its capacity as Operator under the JOA and the Licence) in place of Alamo.

4.
The Transfer of Operatorship and the provisions of Clause 3 above (including without limitation, Northdown’s assumption, observance, performance and discharge of such liabilities and obligations by Northdown of Alamo as Operator under the JOA and Licence in place of Alamo) shall be without prejudice to any liabilities, obligations, or benefits of Alamo as Operator under the JOA and the Licence that have accrued prior to the date hereof (whether actual, accrued, contingent or otherwise) and for which the terms of the Operating Agreement, shall continue to apply as if Alamo were still Operator.

5.	Alamo shall do all such things and execute all such documents as may be necessary to give full and complete effect to the Transfer of Operatorship.

6.
This Agreement shall be treated as constituting all actions, confirmations, consents, agreements, formalities and undertakings required under the Operating Agreement by any of the Parties in relation to the Transfer of Operatorship.

7.	The Parties confirm that no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party hereto.

8.	This Agreement shall be governed by and construed in accordance with English law and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the English courts.

9.
This Agreement may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Agreement and it is hereby declared that this Agreement shall not come into force and effect until a counterpart has been executed and delivered by each Party. A Party shall be entitled to rely on a copy of this Deed of Assignment signed by the other Parties and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Agreement containing the original signature of the other Parties.

IN WITNESS WHEREOF this Agreement has been duly executed by the duly authorised representatives of the Parties on the date first above written.

Signed for and on behalf of
ALAMO ENERGY CORP.

Signed for and on behalf of
NORTHDOWN ENERGY LIMITED

Signed for and on behalf of
AIMWELL ENERGY LIMITED

EXHIBIT F

TRANSFERRED INTEREST DOCUMENTS

1.	United Kingdom Petroleum Exploration and Development Licence PEDL 245 dated 14th October, 2008, comprising Blocks TQ26, TQ36, TQ46 and TQ56

2.	The Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011

EXHIBIT G

EURASIAN CAPITAL PARTNERS LIMITED CONSENT

PURSUANT TO SECTION 4.1 (b)

To:
ALAMO ENERGY CORP. 10575 Katy Freeway Suite 300 Houston Texas 77024
NORTHDOWN ENERGY LIMITED Oldfield House Oldfield Road London SW19 4SD

2012

Dear Sirs

Sale and Purchase Agreement between Alamo Energy Corp. (Alamo) and Northdown Energy Limited (Northdown) dated on or about the date of this letter (Sale Agreement)

We refer the Senior Secured Convertible Promissory Note (the Note) dated as of 18 November 2009 issued by Alamo Energy Corp (then known as Green Irons Holdings Corp) to Eurasian Capital Partners Limited (Eurasian) (and the ancillary documentation referred to therein) together with the Security Agreement (the Security Agreement) dated 18 November 2009 in favour of  Eurasian.

We hereby confirm that Eurasian is the current Holder of the Note and is the Secured Party under the Security Agreement.

We acknowledge that Alamo and Northdown intend to enter into the Sale Agreement (the agreed form of which is attached hereto) and hereby irrevocably consent to:

a)	the entry by Alamo into the Sale Agreement; and

b)	the transfer of the Transferred Interests (as defined in the Sale Agreement) and all related assets by Alamo to Northdown pursuant to the terms of the Sale Agreement.

This letter and any non-contractual rights or obligations arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the laws of England and the Parties hereby irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this letter.

Yours faithfully

Duly authorised For and on behalf of EURASIAN CAPITAL PARTNERS LIMITED

Annex
Final Form of Sale Agreement

EXHIBIT H

DEED OF RELEASE

PURSUANT TO SECTION 5.2 (a)

                             2012

Deed of Release

Eurasian Capital Partners Limited (1)
Alamo Energy Corp. (2)  and
Northdown Energy Limited (3)

THIS DEED OF RELEASE is dated                                                                                                          2012 and made as a deed between:

(1)	EURASIAN CAPITAL PARTNERS LIMITED, a company incorporated under the laws of [ ] with registered number [] and whose registered office is at (Eurasian).

(2)	ALAMO ENERGY CORP., a corporation incorporated under the laws of Nevada (registered number 0001360334) and whose registered office is at 10575 Katy Freeway, Suite 300, Houston, Texas 77024 (Alamo).

(3)	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 07768741) whose registered office is at Oldfield House, Oldfield Road, London, SW19 4SD (Northdown)

WHEREAS

(A)	On 18 November 2009, Alamo entered into a security agreement in favour of Eurasian (Security Agreement).

(B)
Eurasian has agreed to release the assets specified in Schedule 1 to this deed (Charged Property) from the security created by the Security Agreement and any other charges, mortgages, encumbrances, assignments pledges, liens, standard security, assignations or other security interests granted in favour of Eurasian over the Charged Property (together, the Security).

(C)	It is intended by the parties to this Deed that it shall take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1	Release and Confirmation of Non-Crystallisation

1.1	Eurasian hereby fully, irrevocably and unconditionally:

(a)	releases, reassigns, re-conveys and surrenders to Alamo the Charged Property charged under, or pursuant to, the Security to hold the same freed and discharged from the Security; and

(b)	releases Alamo from all covenants, charges (whether fixed or floating), guarantees, obligations and liabilities of whatsoever nature comprised in the Security in relation to the Charged Property.

1.2	Eurasian confirms that as at the date of this Deed it has taken no steps to crystallise any floating charge contained in the Security.

2	Further Assurance

2.1
Eurasian shall, at the request and cost of Alamo or Northdown (as the case may be), execute any deed or document and take any further action reasonably required by Alamo or Northdown to give effect to the releases contained in this Deed and agrees to return to Alamo or Northdown any documents held by it in relation to the Charged Property.

3	Miscellaneous

3.1	Clause headings in this Deed are for ease of reference only and shall not affect the interpretation of this Deed.

3.2
The provisions of this Deed are distinct and severable from each other and the invalidity or unenforceability of any provision of this Deed shall not prejudice or affect the validity or enforcement of any such other provision.

3.3
Nothing herein contained shall (except as regards the Charged Property) prejudice or affect the continuing nature of the security constituted by the Security or the obligation of Alamo or the right of Eurasian under the Security.

4	Governing Law

This Deed shall be governed by and construed in accordance with English Law.

AS WITNESS this Deed has been executed as a deed on behalf of the parties on the day and year first above written.

Executed as a deed (but not delivered until the date hereof) by EURASIAN CAPITAL PARTNERS LIMITED by the signature if its duly authorised attorney:

Witness Signature
Name
Address
Occupation of witness

Executed as a deed (but not delivered until the date hereof) by ALAMO ENERGY CORP. by the signature if its duly authorised attorney:

Witness Signature
Name
Address
Occupation of witness

Executed as a deed (but not delivered until the date hereof) by NORTHDOWN ENERGY LIMITED acting by a director in the presence of:

Witness Signature
Name	Director
Address
Occupation of witness

SCHEDULE 1

Charged Property

All those assets to be sold or transferred by Alamo to Northdown pursuant to the terms of a sale and purchase agreement dated on or about the date of this deed between Alamo and Northdown.